Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements:

(1)	Registration Statement (Form S-8 No. 333-197885) pertaining to the 2003, 2013 and 2014 Equity Incentive Plans and 2014 Employee Stock Purchase Plan of Intersect ENT, Inc.;

(2)	Registration Statement (Form S-8 No. 333-202670) pertaining to the 2014 Equity Incentive Plan and 2014 Employee Stock Purchase Plan of Intersect ENT, Inc.;

(3)	Registration Statement (Form S-8 No. 333-209713) pertaining to the 2014 Equity Incentive Plan of Intersect ENT, Inc.;

(4)	Registration Statement (Form S-8 No. 333-216319) pertaining to the 2014 Equity Incentive Plan of Intersect ENT, Inc.;

(5)	Registration Statement (Form S-8 No. 333-223307) pertaining to the 2014 Equity Incentive Plan of Intersect ENT, Inc.;

(6)	Registration Statement (Form S-8 No. 333-226591) pertaining to the Amended and Restated 2014 Employee Stock Purchase Plan of Intersect ENT, Inc.; and

(7)	Registration Statement (Form S-8 No. 333-229956) pertaining to the 2014 Equity Incentive Plan of Intersect ENT, Inc.

of our reports dated February 27, 2020, with respect to the consolidated financial statements and schedule of Intersect ENT, Inc., and the effectiveness of internal control over financial reporting of Intersect ENT, Inc. included in this Annual Report (Form 10-K) of Intersect ENT, Inc. for the year ended December 31, 2019.

/s/ Ernst & Young LLP

San Jose, California

February 27, 2020